SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report: June 22, 2007

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Second Street, Suite #600, Fort Myers, Florida	33901
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(239) 337-3434

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

David A. Dodge has resigned as Vice President and Chief Financial Officer of NeoMedia Technologies, Inc., a Delaware corporation (the “Company”), with an effective date of June 30, 2007. Mr. Dodge, who has been employed by the Company and served as its Chief Financial Officer since 2002, resigned for personal reasons. J. Scott Womble, the Company’s Controller, was named interim Chief Financial Officer. Mr. Womble has worked as the Company’s Director of Financial Reporting and Controller since April 2006, where he has been responsible of all aspects of the Company’s financial reporting process. Prior to joining the Company, Mr. Womble was Corporate Controller for Bonded Builders, a Port Charlotte, Florida based construction company. The Company provided Mr. Dodge with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission.

In addition, A. Hayes Barclay has tendered his resignation as a member of the Company’s Board of Directors, with an effective date of July 11, 2007. Mr. Barclay, who has served as a Director since 1996, resigned for personal reasons. The Company provided Mr. Barclay with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits - None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2007	NEOMEDIA TECHNOLGIES, INC.

By: /s/ William J. Hoffman
Name: William J. Hoffman
Its: William J. Hoffman, Chief Executive Officer